UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event Reported): August 23, 2010 (July 9, 2010)

CHINA UNITECH GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52832	98-0500738
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

1-D-1010, Yuanjing Park, Long Xiang Road,
Long Gang District, Shenzhen
Guangdong Province
P. R. China 518117
(Address of principal executive offices)

86 755-2894-3820
(Registrant's telephone number, including area code)

________________________________________________________

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

On July 2, 2010, we announced the consummation of a share exchange transaction, or the Share Exchange (the "Share Exchange"), with Classic Bond Development Limited, or "Classic Bond", a BVI company, and its direct subsidiary and variable interest entity, Shenzhen Zhonghefangda Internet Technology Co., Limited and Shenzhen Junlong Culture Communications Co., Ltd., all of which are PRC limited companies, on a Current Report on Form 8-K, or the Original Filing, that was filed with the Securities and Exchange Commission, or SEC, on July 9, 2010. We also reported that, in connection with the Share Exchange, we adopted Classic Bond’s fiscal year end of December 31, with Classic Bond as the accounting acquirer. We are filing this amendment to the Original Filing to prevent a lapse in reporting by providing the information required for Classic Bond, the accounting acquirer, including its unaudited financial statements for the periods ended June 30, 2010 and June 30, 2009, as set forth in Section 12240.4 of the SEC’s Division of Corporate Finance Financial Reporting Manual.

Except as described above, no other changes have been made to the Original Filing, and this Form 8-K/A does not modify or update any other information in the Original Filing. Information not affected by the changes described above is unchanged and reflects the disclosures made at the time of the Original Filing. Accordingly, this Form 8-K/A should be read in conjunction with our filings made with the SEC subsequent to the date of the Original Filing.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below and in the Original Filing. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and file as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, in this report:

  “BVI” refers to the British Virgin Islands;

  “China,” “Chinese” and “PRC,” refer to the People’s Republic of China, excluding Hong Kong, Macao and Taiwan;

  “China Internet Café,” “the Company,” “we,” “us,” or “our,” refer to the combined business of China Internet Café Holdings Group, Inc., and its wholly-owned subsidiaries, Classic Bond and Zhonghefangda, and our controlled VIE Junlong, but do not include the stockholders of China Internet Café Holdings Group, Inc.;

  “Classic Bond” refers to Classic Bond Development Limited, a BVI company;

  “Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

  “Junlong” refers to Shenzhen Junlong Culture Communications Co., Ltd., a PRC company and our variable interest entity, or VIE;

  “RMB” refer to Renminbi, the legal currency of China;

  “SEC” refer to the Securities and Exchange Commission;

  “Securities Act” refer to the Securities Act of 1933, as amended;

  “U.S. dollar,” “$” and “US$” refer to the legal currency of the United States;

  “VIE” refer to Junlong, our variable interest entity, which is an affiliated company that we control through contractual arrangements; and

  “Zhonghefangda” refer to “Shenzhen Zhonghefangda Internet Technology Co., Limited, a PRC company and a wholly-owned subsidiary of Classic Bond.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 2, 2010, we completed an acquisition of Classic Bond pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Classic Bond is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We operate a chain of 36 Internet Cafés in Shenzhen, Guangdong, China. We provide top quality internet café facilities and are the largest internet café chain in Shenzhen.

We provide internet access at reasonable prices to students and migrant workers. Although we sell snacks, drinks, and game access cards, over 95% of our revenue comes from selling access time to our computers.

For the fiscal year ended December 31, 2009, our revenue was $14,038,931 and our net profit was $4,388,449, representing an increase of 38.89% and 45.62%, respectively, from the previous fiscal year. For the three months ended June 30, 2010, our revenue was $4,581,308 and our net profit was $1,422,460, an increase of 27.43% and 25.30%, respectively, from the same period of 2009. As of June 30, 2010, we had 419 employees.

Because our recent operations have been limited to the operations of Junlong, the discussion below of our performance is based upon the unaudited financial statements of Junlong for the three-month and six-month periods ended June 30, 2010 and 2009 which are included in this report.

Classic Bond was incorporated on November 2, 2009 in the BVI with 50,000 authorized common stock with no par value. On November 2, 2009, 50,000 common stock at $0.129 (HK$1) each were issued for cash at $6,452 (HK$50,000) to several shareholders including Mr. Dishan Guo who is the 65% equity interest shareholder and the sole director of the Company. During the reporting periods, it acted as an investment holding company only and did not have any other activities.

On June 23, 2010, the Company further issued 1,950,000 shares of common stock to 42 individuals to raise fund of $84,093 (HK$651,721) for 651,721 shares and 1,308,954 shares associated with the reorganization of the Company at a value of $167,519 (HK$1,308,954) which is reflected as contributed capital by existing shareholders of Junlong. At June 30, 2010 and December 31, 2009, 2,000,000 and 50,000 shares of Common Stock were issued and outstanding.

The Company is in the business of operations of internet café, throughout the Lungang District of Shenzhen in Province of Guangdong of People's Republic of China ("PRC"). The Company conducts its operations through the following subsidiaries: (a) a wholly-owned subsidiary of the Company located in the PRC: Zhonghefangda and (b) an entity located in the PRC: Junlong, which is controlled by the Company through contractual arrangements between Zhonghefangda and Junlong, as if Junlong were a wholly-owned subsidiary of the Company.

Reorganization

On June 11, 2010, to protect the Company’s shareholders from possible future foreign ownership restrictions, Zhonghefangda and Junlong entered into a series of agreements. Under these agreements Zhonghefangda obtained the ability to direct the operations of Junlong and to receive a majority of the residual returns. Therefore, management determined that Junlong became a variable interest entity ("VIE") under the provisions of Financial Accounting Standards Board ("FASB") ASC 810-10 and Zhonghefangda was determined to be the primary beneficiary of Junlong. Accordingly, beginning June 11, 2010, Zhonghefangda is able to consolidate the assets, liabilities, results of operations and cash flows of Junlong in the financial statements. Because the legal representatives and ultimate major stockholder of Zhonghefangda and Junlong is the same person, Mr. GouDishan, Zhonghefangda and Junlong were deemed, until June 11, 2010, to be under the common control.

On June 10, 2010, Classic Bond formed Zhonghefangda and Mr. Dishan Dishan is the legal representative of Zhonghefangda and thereafter Zhonghefangda becomes a wholly owned subsidiary of Classic Bond and the whole reorganization is completed.

There is no minority interest as all the shareholders of Junlong are also the shareholders of Classic bond. The controlling stockholder, Mr. Gou Dishan, of Classic Bond, Zhonghefangda and Junlong before and after the aforesaid series of reorganization is the same, therefore such reorganization has been accounted for as a reorganization of entities under common control, resulting in a recapitalization of Junlong whereby the historical financial statements and operations of Zhonghefangda and Junlong become the historical financial statements of Classic Bond, with no adjustment to the carrying value of their assets and liabilities.

Zhonghefangda

Zhonghefangda , Classic Bond’s wholly-owned subsidiary, was incorporated in People’s Republic of China ("PRC") on June 10, 2010 with registered capital of $129,032 (HK$1 million). Zhonghefangda is engaged in provision of management and consulting services.

Exclusive Management and Consulting Agreement

On June 11, 2010, Zhonghefangda signed exclusive management and consulting services agreement with Junlong. Pursuant to the agreement, Zhonghefangda agreed to provide management and consulting services to Junlong, upon request, in connection with the operation of the Business. The agreement provides that Junlong will compensate Zhonghefangda in consideration for its right to receive the aggregate net profit of Junlong for a period of twenty (20) years and for succeeding periods of the same duration until terminated by both parties under agreed conditions. Zhonghefangda will reimburse to Junlong the full amount of any net losses incurred by Junlong during the term of this agreement. As a result of entering into the exclusive management and consulting agreement, Zhonghefangda should be deemed to control Junlong as a Variable Interest Entity and should be consolidated in the accompanying financial statements.

Junlong

Junlong is a Chinese enterprise organized in the People’s Republic of China ("PRC") on December 26, 2003 in accordance with the Laws of the People’s Republic of China with the registered capital of $0.136 million (equivalent to RMB 1 million). In 2001, the Chinese government imposed higher capital (RMB10 million for regional internet café chain and RMB50 million for national internet café chain) and facility requirements for the establishment of internet cafes. On August 19, 2004, Junlong was granted approval from Shenzhen Municipal People’s Government to increase its registered capital by $1,230,500 from $136,722 to $1,367,222 million (increased by RMB 9 million, from RMB 1 million to RMB 10 million) The capital verification process has been completed.

Zhonghefangda was formed on June 10, 2010 and signed the management and consulting agreement on June 11, 2010 on that date Classic Bond through it’s ownership of Zhonghefangda, Zhonghefangda’s VIE relationship of Junlong and as entities under common control would present the historical consolidated financial statements of these entities. At the dates required to be presented in the Form 8-k, the contractual relationship did not exist to present the consolidated financial statements. We will revise 8-k to expand disclosure of the above details of the transactions that ultimately resulted in the consolidation of the above entities. We will also revise the pro forma statements to reflects these transactions.

Recent Developments

Reverse Merger

On July 2, 2010, we completed a reverse acquisition transaction through a share exchange with Classic Bond and its shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Classic Bond, in exchange for 19,000,000 shares of our common stock, which shares constituted 94% of our issued and outstanding shares on a fully-diluted basis, as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Classic Bond became our wholly-owned subsidiary and the former shareholders of Classic Bond became our controlling shareholders.

Upon the closing of the reverse acquisition, Xuezheng Yuan, our sole director and officer, submitted a resignation letter pursuant to which he resigned from all offices that he held with immediate effect and resigned from his position as our sole director effective 10 days after the mailing of an information statement to the shareholders (“Information Statement”). Also upon the closing of the reverse acquisition, our board of directors increased its size from one to five members and appointed Dishan Guo, Zhenquan Guo, Lei Li, Wenbin An and Lizong Wang to fill the vacancies created by the resignation of Xuezheng Yuan and such board size increase. Mr. Dishan Guo's appointment became effective upon the closing of the reverse acquisition, while the remaining appointments will become effective on the tenth day following our mailing of the Information Statement to our stockholders. In addition, our executive officers were replaced by the Classic Bond executive officers upon the closing of the reverse acquisition as indicated in more detail below.

For accounting purposes, the share exchange transaction was treated as a reverse acquisition, with Classic Bond as the acquirer and China Unitech as the acquired party.

In April 2010, we acquired two new cafes in Longgang district. Lanman internet cafe, which has 231 computers and 10 employees, opened on April 6; Chaosu internet cafe, which has 240 computers and 12 employees, opened on April 16. In May 2010, we set up three new cafes in Longgang district, Changyou internet café opened on May 8 with 331 computers and 18 employees; Shuangji internet café opened on May 14 with 234 computers and 13 employees; Yisu internet café opened on May 18 with 217 computers and 12 employees. In June 2010, we set up two more internet cafes in Yantian district and one in Longgang district, Aimin internet café opened on June 5 with 269 computers and 16 employees; Guangsu internet café opened on June 10 with 212 computers and 11 employees; Qingfeng internet café opened on June 16 with 251 computers and 15 employees.

Second Quarter Financial Performance Highlights

During the second quarter of 2010, we continued to see strong growth in our revenues.

The following are some financial highlights for the second quarter of 2010:

  Revenue: Revenue increased $0.99 million, or 27.43%, to $4.58 million in the three months ended June 30, 2010 from $3.60 million in the same period of 2009.

  Gross Margin: Our gross margin increased $0.62 million, or 42.42%, to $2.07 million during the three months ended June 30, 2010 from $1.46 million in same period of 2009.

  Net Income: Our net income increased $0.29 million, or 25.30%, to $1.42 million in the three months ended June 30, 2010 from $1.14 million in the same period of 2009.

Taxation

United States

We are subject to United States tax at a tax rate of 34% on income allocated to US operations. No provision for income tax in the United States has been made as China Internet Café had no United States taxable income for the reporting period.

British Virgin Islands

Classic Bond was incorporated in the BVI and under the current laws of the BVI is not subject to income taxes.

China

Zhonghefangda is subject to payment of a 5% business tax on its revenue.

Junlong was subject to a 18% Enterprise Income Tax, or EIT in 2008, 20% in 2009, and 20% local tax for the fiscal years 2008 and 2009. Junlong was subject to 22% EIT for the period ended June 30, 2010.

China passed a new Enterprise Income Tax Law, or the EIT Law, and its implementing rules, both of which became effective on January 1, 2008. The EIT Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes unless the jurisdiction of incorporation of such enterprises’ shareholder has a tax treaty with China that provides for a different withholding arrangement. In addition, under the EIT Law, we may be deemed to be a “resident enterprise,” as discussed in “Risk Factors – Under the EIT Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.”

We incurred income taxes of $768,521 for the six months ended June 30, 2010, which is $271,481, or 54.62% more than the taxes we incurred in the same period in 2009. This was due to a revenue increase from $6.80 million for the six months ended 2009 to $8.30 million in the same period 2010. The increase was also caused by an increase in the income tax rate from 20% in 2009 to 22% in 2010.

Our future effective income tax rate depends on various factors, such as tax legislation, the geographic composition of our pre-tax income and non-tax deductible expenses incurred. Our management carefully monitors these legal developments and will timely adjust our effective income tax rate when necessary.

Results of Operations

The three months ended June 30, 2010 as compared with the three months ended June 30, 2009.

	For The Three Months Ended
	June 30
	2010		2009
	Amount	Percent of	Amount	Percent of
	(U.S. dollars)	Revenues	(U.S. dollars)	Revenues
Revenue	$4,581,308	100.00%	3,595,057	100.00%

Cost of revenue
Depreciation	358,369	7.82%	219,787	6.11%
Salary	260,008	5.68%	201,156	5.60%
Rent	235,781	5.15%	206,577	5.75%
Utility	370,164	8.08%	345,515	9.61%
Business tax and surcharge	1,083,303	23.65%	850,078	23.65%
Others	199,801	4.36%	315,761	8.78%
	2,507,426	54.73%	2,138,874	59.49%

Gross profit	2,073,882	45.27%	1,456,183	40.51%

Operating Expenses
Selling expenses	-	-	-	-
General and administrative expenses	213,309	4.66%	40,684	1.13%

Total operating expenses	213,309	4.66%	40,684	1.13%

Income from operations	1,860,573	40.61%	1,415,499	39.37%

Non-operating income (expenses)
Interest income	2,460	0.05%	458	0.01%

Other income	-	-	-	-
Interest expenses	-5,854	-0.13%	-	-
Other expenses	-62	0.00%	-254	-0.01%

Total other income (expenses)	-3,456	-0.08%	204	0.01%

Net income before income taxes	1,857,117	40.54%	1,415,703	39.38%
Income taxes	434,657	9.49%	280,462	7.80%

Net income	$1,422,460	31.05%	1,135,241	31.58%

Other comprehensive income
Foreign currency translation	38,927	0.85%	-7,945	-0.22%
Comprehensive income	$1,461,387	31.90%	1,127,296	31.36%

Income per share	1.01	0.00%	0.84	0.00%

Weighted average Common Stock outstanding	1,405,573	30.68%	1,348,279	37.50%

Revenues. Our revenue is generated from sales of prepaid IC cards. Our revenue increased $986,251, or 27.43%, to $4,581,308 in the three months ended June 30, 2010 from $3,595,057 in the same period in 2009. This increase was mainly due to the revenue contributed by the eight new cafés.

Cost of good sold. Our cost of sales is primarily comprised of the costs of our facilities, computers, accessories, utilities, labor and overhead. Our cost of revenue increased $368,552, or 17.23%, to $2,507,426 in the three months ended June 30, 2010 from $2,138,874 in the same period in 2009. This increase was mainly due to depreciation and utility expenses accounted for in the second quarter of 2010.

Gross Profit. Our gross profit is equal to the difference between our sales revenue and our cost of sales. Our gross profit increased $617,699, or 42.42%, to $2,073,882 in the three months ended June 30, 2010 from $1,456,183 in the same period in 2009. Gross profit as a percentage of sales revenue was 45.27% in the three months ended June 30, 2010 as compared to 40.51% in the same period in 2009. Such percentage increase was mainly attributable to our efforts to increased computer usage time in the second quarter of 2010.

Operating Expenses. Our administrative expenses consist of the costs associated with staff and support personnel who manage our business activities. Our general and administrative expenses increased $172,625, or 424.31%, to $213,309 in the three months ended June 30, 2010 from $40,684 in the same period in 2009. As a percentage of sales revenue, administrative expenses in the three months ended June 30, 2010 increased to 4.66%, as compared to 1.13% for the same period in 2009. The increase was primarily attributable to business expansion, increased number of employees, and the establishment of the new offices.

Non-Operating Expense. Our non-operating expenses increased $3,660, to $3,456 in the three months ended June 30, 2010 from $204 non-operating income in the same period in 2009. This increase was mainly due to the interest payment on the RMB 1 million loan to China Construction Bank Shenzhen Branch.

Income Before Income Tax Expense. Income before income taxes increased $441,414, or 31.18%, to $1,857,117 in the three months ended June 30, 2010 from $1,415,703 in the same period in 2009. Income before income taxes as a percentage of sales revenue increased to 40.54% in the three months ended June 30, 2010, as compared to 39.38% in the same period in 2009 due to the factors described above.

Income Tax Expense. Our income tax expense increased to $0.43 million from $0.28 million during three months ended June 30, 2010 as compared to same period of 2009. The increase of income tax expense was mainly attributable to business expansion.

Net Income. Our net income increased $0.29 million, or 25.30%, to $1.42 million in three months ended June 30, 2010 from $1.13 million in same period of 2009 as a result of the factors described above.

The six months ended June 30, 2010 as compared with the six months ended June 30, 2009.

	For The Six Months Ended
	June 30
	2010		2009
	Amount	Percent of	Amount	Percent of
	(U.S. dollars)	Revenues	(U.S. dollars)	Revenues
Revenue	$8,302,413	100.00%	6,799,760	100.00%

Cost of revenue
Depreciation	689,999	8.31%	504,787	7.42%
Salary	488,531	5.88%	386,537	5.68%
Rent	442,480	5.33%	401,711	5.91%
Utility	714,213	8.60%	657,616	9.67%
Business tax and surcharge	1,963,471	23.65%	1,607,914	23.65%
Others	368,871	4.44%	539,601	7.94%
	4,667,565	56.22%	4,098,166	60.27%

Gross profit	3,634,848	43.78%	2,701,594	39.73%

Operating Expenses
Selling expenses	-	-	-	-
General and administrative expenses	275,982	3.32%	78,337	1.15%

Total operating expenses	275,982	3.32%	78,337	1.15%

Income from operations	3,358,866	40.46%	2,623,257	38.58%

Non-operating income (expenses)
Interest income	2,460	0.03%	359	0.01%
Other income	-	-	(159)	0.00%
Interest expenses	-4,713	-0.06%	-	-
Other expenses	-33	0.00%	-	-

Total other income (expenses)	-2,286	-0.03%	200	0.00%

Net income before income taxes	3,356,580	40.43%	2,623,457	38.58%
Income taxes	768,521	9.26%	497,040	7.31%

Net income	$2,588,059	31.17%	2,126,417	31.27%

Other comprehensive income
Foreign currency translation	40,049	0.48%	-4,468	-0.07%
Comprehensive income	$2,628,108	31.65%	2,121,949	31.21%

Income per share	1.88	0.00%	1.58	0.00%

Weighted average Common Stock outstanding	1,377,084	16.59%	1,348,279	19.83%

Revenues. Our revenue increased $1,502,653, or 22.10%, to $8,302,413 in the six months ended June 30, 2010 from $6,799,760 in the same period in 2009. This increase was mainly due to new internet cafes.

Cost of good sold. Our cost of revenue increased $569,399, or 13.89%, to $4,667,565 in the six months ended June 30, 2010 from $4,098,166 in the same period in 2009. This increase was mainly due to depreciation and utility expenses accounted in the first half of 2010.

Gross Profit. Our gross profit increased $933,254, or 34.54%, to $3,634,848 in the six months ended June 30, 2010 from $2,701,594 in the same period in 2009. Gross profit as a percentage of sales revenue was 43.78% in the six months ended June 30, 2010 as compared to 39.73% in the same period in 2009. Such percentage increase was mainly attributable to the inflow of migrant workers in Shenzhen which increased our computer usage time.

Operating Expenses. Our general and administrative expenses increased $197,645, or 252.30%, to $275,982 in the six months ended June 30, 2010 from $78,337 in the same period in 2009. As a percentage of sales revenue, administrative expenses in the six months ended June 30, 2010 increased to 3.32%, as compared to 1.15% for the same period in 2009. The increase was primarily attributable to the establishment of the new office in Futian District.

Non-Operating Expense. Our non-operating expenses increased $2,486, to $2,286 in the six months ended June 30, 2010 from $200 non-operating income in the same period in 2009. This increase was mainly due to the interest payment of the 1 million RMB loan to China Construction Bank Shenzhen Branch.

Income Before Income Tax Expense. Income before income taxes increased $733,123, or 27.94%, to $3,356,580 in the six months ended June 30, 2010 from $2,623,457 in the same period in 2009. Income before income taxes as a percentage of sales revenue increased to 40.43% in the six months ended June 30, 2010, as compared to 38.58% in the same period in 2009 due to the factors described above.

Income Tax Expense. Our income tax expense increased to $0.77 million from $0.50 million during six months ended June 30, 2010 as compared to the same period of 2009. The increase of income tax expenses was mainly attributable to business expansion.

Net Income. Our net income increased $0.46 million, or 21.71%, to $2.59 million in six months ended June 30, 2010 from $2.13 million in same period of 2009 as a result of the factors described above.

Liquidity and Capital Resources of June 30, 2010 and 2009

As of June 30, 2010, we had cash and cash equivalents of $5.38 million and restricted cash of $1.65 million., total assets of $12.17 million and working capital of $5.20 million compared to $3.06 million in cash and cash equivalents and $1.65 million in restricted cash, $8.71 million in total assets and working capital of $3.48 million as of December 31, 2009. As of June 30, 2010 we have retained earnings of $ 7.34 million.

The following table provides detailed information about our net cash flow for all financial statements periods presented in this report.

Cash Flow
(All amounts in U.S. dollars)

	Six Months Ended June 30,
	2010	2009
	(Unaudited)	(Unaudited)
Net cash provided by operating activities	$3,691,379	$2,557,551
Net cash used in investing activities	$(1,640,926)	$(1,296,251)
Net cash provided by financing activities	$251,612	-
Effects of foreign currency exchange rate fluctuation	$20,635	$(6,103)
Net cash flows	$2,322,700	$1,255,197

Operating Activities

During the six months ended June 30, 2010 we had net cash of $3.69 million provided by our operating activities compared to $2.56 million of cash provided by our operating activities during the same period in 2009, an increase of $1.13 million.

The change was primarily due to the increase in net income brought from new 8 internet cafes and the director’s loan to the company which was partially offset by accounts payable, and the decrease in IC card inventory. The increase of rental deposit was due to the new 8 internet café opened. The decrease in the inventory was due to IC cards sales in 2010 was lower than in 2009. The increase in amount due to director was the advance from the director.

The Company currently generates its cash flow through operations which it believes will be sufficient to sustain the current level of operations for at least the next twelve months.

Investing Activities

Net cash used in investing activities was $1.64 million for the six months ended June 30, 2010, as compared to $1.30 million net cash used in investing activities for the same period in 2009. We opened six internet cafes for the six months ended June 30, 2010 while we opened 5 internet cafes for the same period in 2009. In addition, we acquired two internet cafes in April 2010.

Financing Activities

Net cash provided by financing activities was $0.25 million for the six months ended June 30, 2010, as compared to nil for the same period in 2009. The change was mainly due to the new issuance of shares capital.

Obligations Under Material Contracts

We are party to a Loan Agreement with China Construction Bank Shenzhen Branch entered into in 26th October 2009 for a loan of RMB 1 million (approximately $146,282) and will be due on 25th October 2010.

We anticipate meeting our future cash requirements through a combination of equity and debt financing.

Critical Accounting Policies

The discussion and analysis of our financial condition and plan of operations is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates including, among others, those affecting revenue, the salability of inventory and the useful lives of tangible and intangible assets. The discussion below is intended as a brief discussion of some of the judgments and uncertainties that can impact the application of these policies and the specific dollar amounts reported on our financial statements. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions, or if management made different judgments or utilized different estimates. Many of our estimates or judgments are based on anticipated future events or performance, and as such are forward-looking in nature, and are subject to many risks and uncertainties, including those discussed below and elsewhere in this filing. We do not undertake any obligation to update or revise this discussion to reflect any future events or circumstances.

Basis of presentation

The Company’s accounting policies used in the preparation of the accompanying financial statements conform to accounting principles generally accepted in the United States of America ("US GAAP") and have been consistently applied.

Use of estimates

In preparing financial statements in conformity with US GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Actual results could differ from those estimates.

Significant Estimates

These financial statements include some amounts that are based on management's best estimates and judgments. The most significant estimates relate to depreciation of property, plant and equipment, the valuation allowance for deferred taxes, impairment testing of long-lived assets and various contingent liabilities. It is reasonably possible that the above-mentioned estimates and others may be adjusted as more current information becomes available, and any adjustment could be significant in future reporting periods.

Revenue recognition

Internet café members purchase prepaid IC cards which include stored value that will be deducted based on time usage of computer at the internet cafe. Revenues derived from the prepaid IC cards at the internet café are recognized when services are provided. This is based upon the usage of computer time at the internet cafe. Outstanding customer balances in the IC cards are included in deferred revenue on the balance sheets. The Company does not charge any service fees that cause a decrement to customer balances. There is no expiration date for IC cards.

The Company also records revenue from commission received from the sale of third parties on-line gaming cards, snacks and drinks. Commission revenue amounted to 20% of the value of the on-line gaming cards, snacks and drinks is recognized at the time the gaming cards, etc. are sold to customers. During the three months ended June 30, 2010 and 2009, the commission income was $37,896 and $31,130, less than 1% of total revenue. During the six months ended June 30, 2010 and 2009, the commission income was $67,222 and $56,071, less than 1% of total revenue.

Cost of goods sold

Cost of goods sold consists primarily of depreciation of Café computer equipment and hardware, overhead associated with the internet cafes, including rental payments, utilities, business tax and surcharge. Companies in China are generally subject to business tax and related surcharges by various local tax authorities at rates ranging from 5% to 6% on gross revenue generated from internet cafés.

Intangible Assets

Our intangible assets consist of definite-lived assets subject to amortization such as Business License and Customer Lists. In April 2010, we acquired Langman internet café and Chaosu internet café with the total amount of $141,021 and allocated the purchase price to tangible assets, Business License of $59,495 and Customers Lists of $81,526 based on internal management. The useful lives of the Business License is 9 to 15 years and we amortized the customer lists by 5 years. We calculate amortization of the definite-lived intangible assets on a straight-line basis over the useful lives of the related intangible assets.

Deferred Revenue

Deferred revenue represents amounts from the IC cards that are unused balance. The Outstanding customer balances are $727,543 and $775,985 as at June 30, 2010 and December 31, 2009 and are included in deferred revenue on the balance sheets.

Consolidation of Variable Interest Entities

According to the requirements of Statement of Financial Accounting Standards No. 810-10, “Variable interest Entities”, the company has evaluated the economic relationships of its wholly owned subsidiary, Shenzhen Zhonghefangda Network Technology Co., Ltd. (“Zhonghefangda”) with Junlong and has determined that it is required to consolidate Zhonghefangda and Junlong pursuant to the rules of FASB ASC Topic 810-10. Therefore Junlong is considered to be a VIE, as defined by FASB ASC Topic 810-10, of which Classic Bond is the primary beneficiary. Classic Bond, as mentioned above, will absorb a majority of the economic risks and rewards of all of these VIEs that are being consolidated in the accompanying financial statements.

Foreign currency translation

Assets and liabilities of the Company with a functional currency other than US$ are translated into US$ using period end exchange rates. Income and expense items are translated at the average exchange rates in effect during the period. Foreign currency translation differences are included as a component of Accumulated Other Comprehensive Income in Stockholders’ Equity.

The exchange rates used to translate amounts in RMB into USD for the purposes of preparing the financial statements were as follows:

	6/30/2010	6/30/2009
Year end RMB : USD exchange rate	6.80860	6.83610
Average yearly RMB : USD exchange rate	6.83475	6.83603
	12/31/2009	12/31/2008
Year end RMB : USD exchange rate	6.8372	6.8542
Average yearly RMB : USD exchange rate	6.8409	6.9623

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

Statutory surplus reserve

In accordance with the relevant laws and regulations of the PRC and the articles of associations of the Company, Junlong is required to allocate 10% of their net income reported in the PRC statutory accounts, after offsetting any prior years’ losses, to the statutory surplus reserve, on an annual basis. When the balance of such reserve reaches 50% of the respective registered capital of the subsidiaries, any further allocation is optional.

The statutory surplus reserves can be used to offset prior years’ losses, if any, and may be converted into registered capital, provided that the remaining balances of the reserve after such conversion is not less than 25% of registered capital. The statutory surplus reserve is non-distributable.

Recently issued accounting pronouncements

Accounting Standards Codification

In June 2009, the Financial Accounting Standards Board (“FASB”) issued a standard that established the FASB Accounting Standards Codification (the “ASC”), which effectively amended the hierarchy of U.S. generally accepted accounting principles (“GAAP”) and established only two levels of GAAP, authoritative and non-authoritative. All previously existing accounting standard documents were superseded, and the ASC became the single source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the Securities and Exchange Commission (“SEC”), which are sources of authoritative GAAP for SEC registrants. All other non-grandfathered, non-SEC accounting literature not included in the ASC became non-authoritative. The ASC was intended to provide access to the authoritative guidance related to a particular topic in one place. New guidance issued subsequent to June 30, 2009 will be communicated by the FASB through Accounting Standards Updates. The ASC was effective for financial statements for interim or annual reporting periods ending after September 15, 2009. We adopted and applied the provisions of the ASC for the Company’s fiscal year ended December 31, 2009, and have eliminated references to pre-ASC accounting standards throughout the financial statements. The adoption of the ASC did not have a material impact on the Company’s financial statements.

Subsequent Events

In May 2009, the FASB issued new guidance on the treatment of subsequent events which is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, management of a reporting entity is required to evaluate subsequent events through the date that financial statements are issued and disclose the date through which subsequent events have been evaluated, as well as the date the financial statements were issued. This new guidance was effective for fiscal years and interim periods ended after June 15, 2009, and must be applied prospectively. The Company adopted this guidance in the year ended December 31, 2009.

Fair Value and Other-Than-Temporary Impairments

In April 2009, the FASB issued new guidance intended to provide additional application guidance and enhanced disclosures regarding fair value measurements and impairments of securities. New guidance related to determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly provides additional guidelines for estimating fair value in accordance with pre-existing guidance on fair value measurements. New guidance on recognition and presentation of other-than-temporary impairments provides additional guidance related to the disclosure of impairment losses on securities and the accounting for impairment losses on debt securities, but does not amend existing guidance related to other-than-temporary impairments of equity securities. The new guidance was effective for fiscal years and interim periods ended after June 15, 2009. As such, the Company adopted this guidance for the quarter ended June 30, 2009. Adoption of the new guidance did not have a material impact on the Company’s financial statements.

Hierarchy of Generally Accepted Accounting Principles

In June 2009, the FASB issued FASB ASC 105-10 (Prior authoritative literature: FASB Statement No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”). FASB ASC 105-10 replaces SFAS No. 162 and establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. FASB ASC 105-10 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. As such, the Company is required to adopt this standard in the current period. Adoption of FASB ASC 105-10 did not have a significant effect on the Company’s financial statements.

Financial Instruments

In February 2007, the FASB issued a new accounting standard which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This accounting standard also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. This accounting standard is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company adopted this accounting standard on November 1, 2008. It has not elected to measure any financial assets and financial liabilities at fair value which were not previously required to be measured at fair value. Therefore, the adoption of this accounting standard has had no impact on its financial statements and footnote disclosure.

In April 2009, the FASB issued additional guidance to require disclosures about the fair value of financial instruments on an interim basis. Previously, this has been disclosed on an annual basis only.

The Company adopted this guidance for the quarter ended June 30, 2009. This guidance has not impacted the Company’s balance sheets or income statements, as its requirements are disclosure-only in nature.

Fair Value Measurement

In September 2006, the FASB issued a new accounting standard related to fair value measurements. The new standard defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. In February 2008, the FASB issued a new provision which delayed the effective date of the fair value measurements and disclosures for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). In August 2009, the FASB issued ASU No. 2009-05, "Measuring Liabilities at Fair Value" in relation to the fair value measurement of liabilities. The Company adopted the applicable portions of the provisions of the new standards as of November 1, 2008, and will adopt the provision related to the nonfinancial assets and nonfinancial liabilities on November 1, 2009. The adoption of this accounting standard for financial assets and financial liabilities did not have a material impact on its financial statements. Although the Company will continue to evaluate the application of the provision for the nonfinancial assets and nonfinancial liabilities, the Company does not expect the adoption to have a material impact on the financial statements.

Measuring Liabilities at Fair Value

In August 2009, the FASB issued an accounting standard update that amended the accounting standard for fair value measurements. Specifically, the accounting standard update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following methods: 1) a valuation technique that uses a) the quoted price of the identical liability when traded as an asset or b) quoted prices for similar liabilities or similar liabilities when traded as assets and/or 2) a valuation technique that is consistent with the principles of the accounting standard on fair value measurements (e.g. an income approach or market approach). This accounting standard update also clarifies that when estimating the fair value of a liability, a reporting entity is not required to adjust to include inputs relating to the existence of transfer restrictions on that liability. This guidance will be effective for the first interim period beginning November 1, 2009. The Company does not anticipate that the adoption of this statement will have a material impact on its financial statements.

Useful Life of Intangible Asset

In April 2008, the FASB issued a new accounting standard which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset. This guidance is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. Application of this accounting standard is not currently applicable to the Company.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations. This pattern may change, however, as a result of new market opportunities or new product introductions.

ITEM 4.01

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Dismissal of Previous Independent Registered Public Accounting Firm

Prior to July 2, 2010, our independent registered public accounting firm was Paula S. Morelli CPA P.C., or Morelli, while Junlong’s independent registered public accounting firm was EFP Rotenberg LLP, or Rotenberg. On July 2, 2010, our board of directors approved the dismissal of Morelli, as our independent auditor, effective immediately.

Morelli’s reports on our financial statements as of the fiscal years ended June 30, 2009 and June 30, 2008 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that its report for the fiscal years ended June 30, 2009 and June 30, 2008 contained a going concern qualification as to the ability of us to continue.

During the years ended December 31, 2009 and 2008 and the subsequent interim period through the date of Morelli’s dismissal on July 2, 2010, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement(s), if not resolved to the satisfaction of Morelli, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report as described in Item 304 (a)(1)(iv) of Regulation S-K. There have been no reportable events as provided in Item 304(a)(1)(v) of Regulation S-K during the Company's fiscal years ended December 31, 2009 and 2008 , and any later interim period, including the interim period up to and including the date the relationship with Morelli ceased.

We furnished Morelli with a copy of this disclosure on August 22, 2010 and a copy of the disclosure regarding the reverse merger on July 8, 2010, providing Morelli with the opportunity to furnish us with a letter addressed to the SEC stating whether Morelli agrees with the statement made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from Morelli will be filed by amendment to this report.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss Morelli as our independent auditor, our board of directors on July 2, 2010 appointed Rotenberg as our independent auditor.

During the years ended December 31, 2009 and 2008 and through the date hereof, neither the Company nor anyone acting on its behalf consulted Morelli with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Morelli concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Consolidated Financial Statements of Classic Bond for the periods ended June 30, 2010 and June 30, 2009 are included herewith as Exhibit 99.1. The Company previously filed in a Current Report on Form 8-K that was filed with the SEC on July 9, 2010, financial statements of Classic Bond which included: (i) Audited consolidated financial statements of Classic Bond for the years ended December 31, 2009 and December 31, 2008; (ii) Unaudited consolidated financial statements of Classic Bond for the periods ended March 31, 2010 and March 31, 2009; and (Iii) Unaudited Pro Forma Combined Financial Statements of Classic Bond for the years ended December 31, 2009 and December 31, 2008 and the periods ended March 31, 2010 and March 31, 2009. The Company is filing the attached Financial Statements in accordance with paragraph 12240.4 of the Financial Reporting Manual which covers situations involving reverse acquisitions where the registrant elects to adopt the fiscal year of the accounting acquirer.

(b)	Pro Forma Financial Information

Pro Forma Financial Information giving effect to the acquisition of Classic Bond and its subsidiaries is included herewith as Exhibit 99.2.

(c)	Exhibits

The following documents are filed as part of this report or incorporated by reference:

Exhibit No.	Description

99.1	Consolidated Financial Statements of Classic Bond for the periods ended June 30, 2010 and June 30, 2009.

99.2	Unaudited Pro Forma Combined Financial Statements of Classic Bond.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2010

CHINA INTERNET CAFE HOLDINGS GROUP, INC.

/s/ Dishan Guo
Dishan Guo
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Consolidated Financial Statements of Classic Bond for the periods ended June 30, 2010 and June 30, 2009.

99.2	Unaudited Pro Forma Combined Financial Statements of Classic Bond.